Exhibit 99.1

Web.com Reports Second Quarter 2014 Financial Results

•	Added 38,500 net new subscribers

•	Average Revenue Per User of $14.89 grew $0.14 sequentially and $0.80 year-over-year

•	Reduced debt by $35.0 million

JACKSONVILLE, Fla. - July 31, 2014 - Web.com Group, Inc. (NASDAQ: WWWW), a leading provider of Internet services and online marketing solutions for small businesses, today announced results for the second quarter ended June 30, 2014.

“During the second quarter, Web.com generated double-digit revenue and cash flow growth, drove strong subscriber additions and expanded average revenue per user. Our strategy of providing small businesses with unique value-added services, including Do-It-For-Me solutions with extensive customer support, is driving growth across the business. We continue to make investments to accelerate future revenue growth. We launched a targeted initiative to increase our growth in the Canadian market, enhanced our product offering with a next-generation website builder platform and continued our local direct sales force expansion in the U.S.,” said David L. Brown, chairman, chief executive officer and president of Web.com.

Brown added, “While we were disappointed not to achieve our expected second quarter revenue, we believe that we are in the early stages of market adoption of the Internet by small businesses and see a long runway of opportunities as we execute our strategy of expanding and cross-selling across our 3.2 million customer base. We continue to prioritize resources into the areas of our business that are driving strong growth and profitability while de-emphasizing those that are lower-margin and non-core. At the same time, we are controlling costs in areas that won't impact our core business and growth opportunities in order to maintain our best-in-class profitability margins while delivering solid top-line growth.”

Summary of Second Quarter 2014 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $138.2 million for the second quarter of 2014, compared to $120.4 million for the second quarter of 2013. Non-GAAP revenue was $144.7 million for the second quarter of 2014, up 10% on a year-over-year basis, under the company's guidance range of $146.0 million to $147.5 million.

•
GAAP operating income was $10.4 million for the second quarter of 2014, compared to $1.9 million for the second quarter of 2013. Non-GAAP operating income was $38.4 million for the second quarter of 2014, representing a 27% non-GAAP operating margin, compared to $34.4 million for the second quarter of 2013, representing a 26% non-GAAP operating margin.

•
GAAP net loss was $0.8 million, or $0.02 per diluted share, for the second quarter of 2014. GAAP net loss was $9.7 million, or $0.20 per diluted share, in the second quarter of 2013. Non-GAAP net income was $33.6 million for the second quarter of 2014, or $0.62 per diluted share, up 27% and 22%, respectively, on a year-over-year basis and at the high end of the Company's guidance of $0.61 to $0.62 per diluted share. The Company had non-GAAP net income of $26.4 million, or $0.51 per diluted share, for the second quarter of 2013.

•	Adjusted EBITDA was $41.8 million for the second quarter of 2014, compared to $37.5 million for the second quarter of 2013, representing a 29% adjusted EBITDA margin during both periods.

•	The Company generated cash from operations of $37.1 million for the second quarter of 2014, compared to $33.4 million of cash flow from operations for the second quarter of 2013.

Second Quarter and Recent Business Highlights:

•	Web.com's total net subscribers were approximately 3,210,000 at the end of the second quarter of 2014, up approximately 38,500 from the end of the first quarter.

•
Web.com's average revenue per user (ARPU) was $14.89 for the second quarter of 2014, representing a sequential increase of $0.14 from $14.75 for the first quarter of 2014 and a year-over-year increase of $0.80 from $14.09 for the second quarter of 2013.

•	Customer churn was approximately 1% for the second quarter of 2014, consistent with recent low levels.

•	Web.com used $35.0 million in cash to make debt payments during the second quarter of 2014.

Conference Call Information
Management will host a conference call today, July 31, 2014, at 5:00 p.m. ET, to discuss Web.com's second quarter financial results and current business outlook. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available until August 7, 2014, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13585760.

About Web.com
Web.com Group, Inc. (Nasdaq: WWWW) provides a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products and eCommerce solutions. For more information, please visit www.web.com; follow the company on Twitter @webdotcom or on Facebook at www.facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.
You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.
Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, stock-based compensation charges, and gains or losses from asset sales. Management believes that excluding these items assists management and investors in evaluating period-over-period changes in Web.com's operating income without the impact of items that are not a result of the Company's day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax provision, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, amortization of debt discounts and fees, stock-based compensation, loss on debt extinguishment, gains or losses from asset sales and includes estimated cash income tax payments, because management believes that excluding such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA. Web.com excludes from adjusted EBITDA depreciation expense, amortization of intangibles, income tax provision, interest expense, interest income, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, gains or losses from asset sales, corporate development expenses, gain on sale of equity method investment and restructuring expenses, because management believes that excluding such items helps investors better understand the Company's operating activities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under Accounting Standards Codification ("ASC") 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although its fixed assets generate revenue for Web.com, the item is excluded because management believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of debt discounts and fees. Web.com incurs amortization expense related to debt discounts and deferred financing fees. The difference between the effective interest expense and the coupon interest expense (i.e. debt discount), as well as, amortized deferred financing fees are excluded because Web.com believes the non-GAAP measures excluding these items provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Income tax expense (benefit). Due to the magnitude of Web.com's historical net operating losses and related deferred tax asset, the Company excludes income tax from its non-GAAP measures primarily because it is not indicative of the actual tax to be paid by the Company and therefore is not reflective of ongoing operating results. The Company believes that excluding this item provides meaningful supplemental information regarding the Company's operational performance and facilitates management's internal comparisons to the Company's historical operating results and comparisons to the Company's competitors' operating results. The Company includes the estimated tax that the Company expects to pay for operations during the periods presented.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to the acquisitions and successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Gains or losses from asset sales and certain other transactions. Web.com excludes the impact of asset sales and certain other transactions including debt extinguishments and the sale of equity method investments from its non-GAAP measures because the impact of these items is not considered part of the Company's ongoing operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding the unique competitiveness of our technology platforms and proven marketing strategies, the effectiveness of our strategy to cross-sell to help drive double-digit growth and our increasing scale enabling our continued investment for growth, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. These statements are sometimes identified by words such as “believe,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2013, and Form 10-Q for the quarter ended March 31, 2014, as filed with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Jenny Kobin
904-680-6909
jkobin@web.com

Media:
John Herbkersman
904-251-6297
jherbkersman@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(in thousands, except for per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Revenue	$138,176	$120,448	$272,019	$235,994
Cost of Revenue	48,599	42,879	95,185	85,519

Gross profit	89,577	77,569	176,834	150,475

Operating expenses:
Sales and marketing	36,710	35,095	74,243	68,459
Technology and development	7,691	8,408	14,889	16,620
General and administrative	15,031	11,884	28,772	25,664
Restructuring benefit	—	(32)	—	(32)
Depreciation and amortization	19,793	20,301	39,032	40,341
Total operating expenses	79,225	75,656	156,936	151,052
Income (loss) from operations	10,352	1,913	19,898	(577)

Interest expense, net	(7,299)	(8,267)	(14,793)	(18,218)
Gain on sale of equity method investment	—	385	—	385
Loss from debt extinguishment	—	—	—	(19,526)
Net income (loss) before income taxes	3,053	(5,969)	5,105	(37,936)
Income tax expense	(3,847)	(3,775)	(5,409)	(18,311)
Net loss	$(794)	$(9,744)	$(304)	$(56,247)

Other comprehensive income (loss):
Unrealized gain (loss) on investments, net of tax	4	(4)	2	5
Total comprehensive loss	$(790)	$(9,748)	$(302)	$(56,242)

Basic earnings per share:
Net loss per common share	$(0.02)	$(0.20)	$(0.01)	$(1.16)
Diluted earnings per share:
Net loss per common share	$(0.02)	$(0.20)	$(0.01)	$(1.16)

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,609	$13,806
Accounts receivable, net of allowance of $1,696 and $1,545, respectively	19,629	17,062
Prepaid expenses	8,578	7,348
Deferred expenses	67,833	62,073
Deferred taxes	27,722	35,318
Other current assets	8,986	2,837
Total current assets	147,357	138,444

Property and equipment, net	44,102	42,090
Deferred expenses	54,721	57,235
Goodwill	630,493	627,845
Intangible assets, net	375,830	401,921
Other assets	5,030	10,224
Total assets	$1,257,533	$1,277,759

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,936	$10,351
Accrued expenses	15,401	14,449
Accrued compensation and benefits	8,991	13,423
Deferred revenue	218,606	208,856
Current portion of debt	8,037	6,586
Other liabilities	4,930	3,651
Total current liabilities	262,901	257,316

Deferred revenue	188,230	186,539
Long-term debt	519,118	556,506
Deferred tax liabilities	99,798	102,421
Other long-term liabilities	6,583	4,932
Total liabilities	1,076,630	1,107,714
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 52,061,351 and 51,193,230 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	52	51
Additional paid-in capital	539,260	528,101
Accumulated other comprehensive income	22	20
Accumulated deficit	(358,431)	(358,127)
Total stockholders' equity	180,903	170,045
Total liabilities and stockholders' equity	$1,257,533	$1,277,759

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$138,176	$120,448	$272,019	$235,994
Fair value adjustment to deferred revenue	6,492	10,942	13,883	23,489
Non-GAAP revenue	$144,668	$131,390	$285,902	$259,483

Reconciliation of GAAP net loss to non-GAAP net income
GAAP net loss	$(794)	$(9,744)	$(304)	$(56,247)
Amortization of intangibles	16,320	17,220	32,504	34,506
Loss on sale of assets	—	87	—	80
Stock based compensation	4,939	3,906	9,442	10,270
Income tax expense	3,847	3,775	5,409	18,311
Restructuring benefit	—	(32)	—	(32)
Corporate development	—	—	40	—
Amortization of debt discounts and fees	2,790	441	5,508	1,023
Cash income tax expense	(267)	(193)	(399)	(479)
Fair value adjustment to deferred revenue	6,492	10,942	13,883	23,489
Fair value adjustment to deferred expense	269	408	570	862
Loss on debt extinguishment	—	—	—	19,526
Gain on sale of equity method investment	—	(385)	—	(385)
Non-GAAP net income	$33,596	$26,425	$66,653	$50,924

Reconciliation of GAAP basic net loss per share to non-GAAP basic net income per share
Basic GAAP net loss	$(0.02)	$(0.20)	$(0.01)	$(1.16)
Amortization of intangibles	0.32	0.34	0.65	0.70
Loss on sale of assets	—	—	—	—
Stock based compensation	0.10	0.08	0.19	0.21
Income tax expense	0.08	0.08	0.11	0.38
Restructuring benefit	—	—	—	—
Corporate development	—	—	—	—
Amortization of debt discounts and fees	0.05	0.01	0.11	0.02
Cash income tax expense	(0.01)	—	(0.01)	(0.01)
Fair value adjustment to deferred revenue	0.13	0.22	0.27	0.49
Fair value adjustment to deferred expense	0.01	0.01	0.01	0.02
Loss on debt extinguishment	—	—	—	0.40
Gain on sale of equity method investment	—	—	—	—
Basic Non-GAAP net income per share	$0.66	$0.54	$1.32	$1.05

Reconciliation of GAAP diluted net loss per share to non-GAAP diluted net income per share	Three months ended June 30,		Six months ended June 30,
Diluted shares:	2014	2013	2014	2013
Basic weighted average common shares	50,809	48,670	50,571	48,379
Diluted stock options	3,250	2,539	3,406	2,331
Diluted restricted stock	507	558	645	669
Total diluted weighted average common shares	54,566	51,767	54,622	51,379

Diluted GAAP net loss per share	$(0.02)	$(0.20)	$(0.01)	$(1.16)
Diluted equity	0.01	0.01	—	0.07
Amortization of intangibles	0.30	0.33	0.61	0.66
Loss on sale of assets	—	—	—	—
Stock based compensation	0.09	0.08	0.17	0.20
Income tax expense	0.07	0.07	0.10	0.36
Restructuring benefit	—	—	—	—
Corporate development	—	—	—	—
Amortization of debt discounts and fees	0.05	0.01	0.10	0.02
Cash income tax expense	—	—	(0.01)	(0.01)
Fair value adjustment to deferred revenue	0.12	0.21	0.25	0.46
Fair value adjustment to deferred expense	—	0.01	0.01	0.02
Loss on debt extinguishment	—	—	—	0.38
Gain on sale of equity method investment	—	(0.01)	—	(0.01)
Diluted Non-GAAP net income per share	$0.62	$0.51	$1.22	$0.99

Reconciliation of GAAP operating income (loss) to non-GAAP operating income
GAAP operating income (loss)	$10,352	$1,913	$19,898	$(577)
Amortization of intangibles	16,320	17,220	32,504	34,506
Loss on sale of assets	—	87	—	80
Stock based compensation	4,939	3,906	9,442	10,270
Restructuring benefit	—	(32)	—	(32)
Corporate development	—	—	40	—
Fair value adjustment to deferred revenue	6,492	10,942	13,883	23,489
Fair value adjustment to deferred expense	269	408	570	862
Non-GAAP operating income	$38,372	$34,444	$76,337	$68,598

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	7%	2%	7%	—%
Amortization of intangibles	12	12	12	12
Loss on sale of assets	—	—	—	—
Stock based compensation	3	3	3	4
Restructuring benefit	—	—	—	—
Corporate development	—	—	—	—
Fair value adjustment to deferred revenue	5	8	5	9
Fair value adjustment to deferred expense	—	1	—	1
Non-GAAP operating margin	27%	26%	27%	26%

Reconciliation of GAAP operating income (loss) to adjusted EBITDA	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
GAAP operating income (loss)	$10,352	$1,913	$19,898	$(577)
Depreciation and amortization	19,793	20,301	39,032	40,341
Loss on sale of assets	—	87	—	80
Stock based compensation	4,939	3,906	9,442	10,270
Restructuring benefit	—	(32)	—	(32)
Corporate development	—	—	40	—
Fair value adjustment to deferred revenue	6,492	10,942	13,883	23,489
Fair value adjustment to deferred expense	269	408	570	862
Adjusted EBITDA	$41,845	$37,525	$82,865	$74,433

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	7%	2%	7%	—%
Depreciation and amortization	14	16	14	16
Loss on sale of assets	—	—	—	—
Stock based compensation	3	3	3	4
Restructuring benefit	—	—	—	—
Corporate development	—	—	—	—
Fair value adjustment to deferred revenue	5	8	5	9
Fair value adjustment to deferred expense	—	—	—	—
Adjusted EBITDA margin	29%	29%	29%	29%

Revenue
Subscription	$136,044	$117,687	$267,828	$230,967
Professional services and other	2,132	2,761	4,191	5,027
Total	$138,176	$120,448	$272,019	$235,994

Stock based compensation
Cost of revenue	$535	$438	$1,023	$965
Sales and marketing	1,254	955	2,402	2,453
Technology and development	807	644	1,545	1,477
General and administrative	2,343	1,869	4,472	5,375
Total	$4,939	$3,906	$9,442	$10,270

Web.com Group, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities
Net loss	$(794)	$(9,744)	$(304)	$(56,247)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of equity method investment	—	(385)	—	(385)
Loss from debt extinguishment	—	—	—	12,286
Depreciation and amortization	19,793	20,301	39,032	40,341
Stock based compensation	4,939	3,906	9,442	10,270
Deferred income taxes	3,562	3,568	4,973	17,785
Amortization of debt issuance costs and other	2,789	519	5,508	1,096
Changes in operating assets and liabilities:
Accounts receivable, net	935	(210)	(2,238)	(1,957)
Prepaid expenses and other assets	3,211	2,233	(874)	(2,865)
Deferred expenses	(2,285)	1,297	(3,226)	1,757
Accounts payable	(1,485)	2,189	(5,191)	4,234
Accrued expenses and other liabilities	3,743	406	2,948	2,875
Accrued compensation and benefits	3,618	3,765	(4,625)	(7,368)
Accrued restructuring costs and other reserves	—	(502)	(1,139)	(1,233)
Deferred revenue	(884)	6,065	11,442	23,852
Net cash provided by operating activities	37,142	33,408	55,748	44,441

Cash flows from investing activities
Business acquisitions, net of cash acquired	—	—	(7,437)	—
Proceeds from sale of equity method investment	—	385	—	385
Capital expenditures	(5,306)	(3,724)	(8,227)	(8,220)
Other	—	(50)	—	(50)
Net cash used in investing activities	(5,306)	(3,389)	(15,664)	(7,885)

Cash flows from financing activities
Stock issuance costs	(14)	(12)	(38)	(14)
Common stock repurchased	(11)	—	(4,967)	(5,666)
Payments of long-term debt	(35,000)	(31,500)	(50,000)	(701,076)
Proceeds from exercise of stock options	2,570	4,750	6,724	5,835
Proceeds from borrowings on long-term debt	—	—	—	658,350
Proceeds from borrowings on revolving credit facility	—	—	9,000	10,000
Debt issuance costs	—	(45)	—	(2,367)
Net cash used in financing activities	(32,455)	(26,807)	(39,281)	(34,938)

Net (decrease) increase in cash and cash equivalents	(619)	3,212	803	1,618
Cash and cash equivalents, beginning of period	15,228	13,587	13,806	15,181
Cash and cash equivalents, end of period	$14,609	$16,799	$14,609	$16,799

Supplemental cash flow information
Interest paid	$4,018	$8,005	$9,544	$23,640
Income tax paid	$360	$218	$551	$187